EXHIBIT 99.1

Western Digital to Present at Two Investor Conferences

     LAKE FOREST, Calif.— Feb. 22, 2002— Western Digital Corp. (NYSE: WDC) today announced that Matt Massengill, chairman and chief executive officer, will present at the following two investor conferences:

•	Robertson Stephens Technology Conference: Monday, Feb. 25, 2002 @ 4:30 pm Pacific

•	Morgan Stanley Semiconductor & Systems Conference: Monday, Mar. 4, 2002 @ 3:45 pm Pacific

Live audio webcasts and archives will be available on Western Digital’s Web site in the Investor section under Presentations at http://www.westerndigital.com/company/investor/invest-pres.asp

About Western Digital

Western Digital, one of the storage industry’s pioneers and long-time leaders, provides products and services for people and organizations that collect, manage and use digital information. The Company’s core business produces reliable, high-performance hard drives that keep users’ data close-at-hand and secure from loss. Applying its data storage core competencies to emerging markets, Western Digital’s new ventures Cameo Technologies, Keen Personal Media and SageTree meet the increasing demand for innovative information management solutions arising from the proliferation of Internet and broadband services.

Western Digital was founded in 1970. The Company’s storage products are marketed to leading systems manufacturers and selected resellers under the Western Digital brand name. Visit the Investor section of the Company’s Web site (www.westerndigital.com) to access a variety of financial and investor information.

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Western Digital is a registered trademark of Western Digital Technologies, Inc. Keen Personal Media and TV4me are trademarks of Keen Personal Media, Inc. SageTree is a registered trademark of SageTree, Inc. Cameo is a registered trademark of Cameo Technologies, Inc. All other brand and product names mentioned herein are the property of their respective companies.